UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2017, RespireRx Pharmaceuticals Inc. (the “Company”) entered into Common Stock and Warrant Purchase Agreements (“Purchase Agreement”) with each of two accredited investor (each, a “Purchaser” and, together with purchasers in the initial closing under the Private Placement, the “Purchasers”), pursuant to which, the Company sold units for aggregate cash consideration of $300,000, with each unit consisting of (i) one share of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), and (ii) one Warrant to purchase an additional share of Common Stock (each a “Warrant” and collectively, the “Warrants”). This closing was the second closing of a private placement of up to $1,500,000 (the “Private Placement”), bringing the aggregate amount raised under the Private Placement as of March 28, 2017 to $350,000.

The initial closing of the Private Placement for $50,000 occurred on March 10, 2017. The Company filed a Current Report on Form 8-K in connection with that initial closing on March 16, 2017.

Closing Date	Number of Shares Issued	Number of Shares Issuable Upon Exercise of Warrants
March 10, 2017	20,000	20,000
March 28, 2017	120,000	120,000
Total	140,000	140,000

The price per unit in the private placement (“Private Placement”) was $2.50 (the “Per Unit Price”). The Warrants are exercisable until 5:00 p.m. on December 31, 2021 and may be exercised at 110% of the Per Unit Price, or $2.75 per share of Common Stock. The Warrants have a cashless exercise provision and certain “blocker” provisions limiting the percentage of shares of Common Stock of the Company that the purchaser can hold upon exercise. The Warrants are also subject to a call by the Company at $0.001 per share upon ten (10) days written notice if the Company’s Common Stock closes at 200% or more of the Unit Purchase Price for any five (5) consecutive trading days. The Purchasers were non-affiliated investors. In total, 120,000 shares of Common Stock were purchased in the second closing of the Private Placement, together with Warrants to purchase an additional 120,000 shares of Common Stock. There may be subsequent closings with other purchasers until a maximum of $1.5 million has been raised. Closings may take place until June 30, 2017.

In addition, as set forth in the Purchase Agreement, each Purchaser has an unlimited number of exchange rights, which are options and not obligations, to exchange such Purchaser’s entire investment (but not less than the entire investment) into one or more subsequent equity financings (consisting solely of convertible preferred stock or common stock or units containing preferred stock or common stock and warrants exercisable only into preferred stock or common stock) that would be considered as “permanent equity” under United States Generally Accepted Accounting Principles and the rules and regulations of the United States Securities and Exchange Commission, and therefore classified as stockholders’ equity, and excluding any form of debt or convertible debt (each such financing a “Subsequent Equity Financing”). These exchange rights are effective until the earlier of: (i) the completion of any number of Subsequent Equity Financings that aggregate at least $15 million of gross proceeds, or (ii) December 30, 2017. For clarity, an investor’s entire investment is the entire amount invested (“Investment Amount”) (for purposes of the multiple described below) and all of the Common Stock and Warrants purchased (for purposes of the exchange) pursuant to the Purchase Agreement, however, if the Warrants have been exercised in part or in whole on a cashless basis, then the Investment Amount (for purposes of the multiple described below) will be the Investment Amount (for purposes of the multiple described below) and all of the Common Stock initially purchased pursuant to the Purchase Agreement plus any shares of Common Stock issued pursuant to a cashless exercise and any Warrants remaining after such cashless exercise (for purposes of the exchange), or, if the Warrants have been exercised for cash, then the entire Investment Amount will be the amount initially invested plus the amount of cash paid upon cash exercise (for purposes of the multiple described below) and all of the Common Stock initially purchased pursuant to the Purchase Agreement plus any shares of Common Stock issued pursuant to the cash exercise and any Warrants remaining after such cash exercise (for purposes of the exchange).

At the time of a Subsequent Equity Financing, Purchaser has a right to either: (a) retain the securities purchased or subsequently acquired in a Subsequent Equity Financing into which they had previously exchanged, or (b) exchange the all the securities purchased or acquired in a Subsequent Equity Financing into which such Purchaser had previously exchanged, into securities issued in the next Subsequent Equity Financing (assuming the next Subsequent Equity Financing is one for which an exchange right is available).

The dollar amount (calculated as a ratio) used to determine the measurement amount for the exchange into a Subsequent Equity Financing will be 1.2 times the entire Investment Amount described above. Under certain circumstances, as described in Section 2(h) of the Purchase Agreement, the multiple will be 1.4 times the entire Investment Amount described above.

There is a floor price of $1.00 per common share equivalent in any exchange transaction.

In the case of an Acquisition (as defined in the Purchase Agreement) in which the Company is not the surviving entity, the holder of each Warrant would receive from any surviving entity or successor to the Company, in exchange for such Warrant, a new warrant from the surviving entity or successor to the Company, substantially in the form of the existing Warrant and with an exercise price adjusted to reflect the nearest equivalent exercise price of common stock (or other applicable equity interest) of the surviving entity that would reflect the economic value of the Warrant, but in the surviving entity.

Unlimited piggy-back registration rights have been granted with respect to the Common Stock, and the Common Stock underlying the Warrants, unless such Common Stock is eligible to be sold without volume limits under an exemption from registration under any rule or regulation of the SEC that permits the holder to sell securities of the Company to the public without registration.

Placement agent fees, brokerage commissions, finder’s fees or similar payments are due and payable in the form of cash and warrants to qualified referral sources in connection with certain sales of the shares of Common Stock and Warrants, while other sales did not result in any fees or commissions. Accordingly, the amount of such fees, on a percentage basis, varies in each closing. No such fees were paid to referral sources for the initial closing. In connection with the second closing, fees payable to referral sources in cash totaled $20,000, or 6.7% of the aggregate amount paid for the units sold, and 8,000 warrants (the warrants issuable to qualified referral sources are referred to herein as the “Placement Agent Warrants”) are issuable, or warrants for that number of shares equal to 6.7% of the number of shares of Common Stock issued as part of the units, but not the shares underlying the Warrants. Placement Agent Warrants are exercisable until December 31, 2021 at $2.75 per share. The Placement Agent Warrants have a cashless exercise provision. The placement agent that is due Placement Agent Warrants is Aurora Capital LLC (“Aurora”). Both Arnold S. Lippa and Jeff E. Margolis, officers and directors of the Company, have indirect ownership interests in Aurora through interests held in its members, and Jeff E. Margolis is also an officer of Aurora. As a result, both Arnold S. Lippa and Jeff E. Margolis, or entities in which they have interests, will receive a portion of the Placement Agent Warrants awarded in the Private Placement.

The shares of Common Stock and Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. None of the shares of Common Stock issued as part of the units, the Warrants, the Common Stock issuable upon exercise of the Warrants or any warrants issued to a qualified referral source have been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

This description of the Purchase Agreement, including the form of Warrant, does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement (including the Form of Warrant attached as Exhibit A thereto), which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. Each Purchaser of shares of Common Stock and Warrants sold in the Private Placement made representations to the Company that such Purchaser met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The offer and sale of the shares of Common Stock and Warrants in the Private Placement were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the shares of Common Stock and Warrants in the Private Placement was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. In some cases, forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” and similar expressions include, but are not limited to, statements regarding (i) future research plans, expenditures and results, (ii) potential collaborative arrangements, (iii) the potential utility of the Company’s proposed products, and (iv) the need for, and availability of, additional financing.

The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions regarding the Company’s business and technology, which involve judgments with respect to, among other things, future scientific, economic and competitive conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, actual results may differ materially from those set forth in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved.

Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies or changes thereto, available cash, research and development results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the section entitled “Item 1A. Risk Factors.” The Company does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2017	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Form of Purchase Agreement (including the Form of Warrant) incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 16, 2017.